Exhibit 99.1

Frontier Reports First-Quarter 2025 Results

•	Fiber-first strategy delivered record first-quarter revenue and Adjusted EBITDA growth

•	Fiber broadband revenue growth accelerated to 24% year-over-year driven by strong customer and ARPU growth

•	Fiber build crossed the 8 million passings milestone, representing fiber footprint growth of ~2.5x from 2020

DALLAS, Texas, April 29, 2025 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported first-quarter 2025 results today.

“We had the strongest start to a year yet, led by continued strength in our fiber business,” said Nick Jeffery, President and Chief Executive Officer of Frontier. “Consumers, business owners and technology companies are increasingly relying on fiber to power networks and connect to the digital economy – and that trend is shining through in our results. The team delivered 19% growth in fiber broadband customers and 24% growth in fiber broadband revenues this quarter, which taken together drove record first-quarter growth in both revenue and Adjusted EBITDA.”

Jeffery continued, “We also hit a milestone in the first quarter, growing our fiber network to reach more than 8 million passings. We started this turnaround journey with a goal of 10 million fiber passings and four years later, I’m proud to say that we’re nearly there. As we scale our network, we’re expanding access for millions of Americans and building a legacy that will continue to endure long after our planned combination with Verizon.”

First-Quarter 2025 Highlights

•	Added 321,000 fiber passings to reach 8.1 million total locations passed with fiber
•	Added 107,000 fiber broadband customers, resulting in fiber broadband customer growth of 19.3% year-over-year
•	Consumer fiber broadband ARPU of $68.21 increased 4.7% year-over-year
•	Revenue of $1.51 billion increased 3.4% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Operating income of $76 million and net loss of $64 million
•	Adjusted EBITDA of $583 million increased 6.6% year-over-year driven by revenue growth and lower content expense, partially offset by higher customer acquisition costs[1]

1 Adjusted EBITDA is a non-GAAP measure of performance. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income (loss).

•	Cash capital expenditures of $757 million plus $16 million of vendor financing payments resulted in total cash capital investment of $773 million[2]
•	Generated net cash from operations of $519 million

First-Quarter 2025 Consumer Results

•	Consumer revenue of $813 million increased 3.3% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Consumer fiber revenue of $589 million increased 16.6% year-over-year as growth in broadband was partly offset by declines in video
•	Consumer fiber broadband revenue of $471 million increased 25.6% year-over-year driven by growth in both fiber broadband customers and ARPU
•	Consumer fiber broadband customer net additions of 103,000 resulted in consumer fiber broadband customer growth of 19.8% year-over-year
•	Consumer fiber broadband customer churn of 1.20% compared to 1.24% in the first quarter of 2024

First-Quarter 2025 Business and Wholesale Results

•	Business and Wholesale revenue of $682 million increased 3.5% year-over-year driven by growth in fiber-based products
•	Business and Wholesale fiber revenue of $324 million increased 8.0% year-over-year driven by growth in data and internet services
•	Business and Wholesale fiber broadband customer net additions of 4,000 resulted in Business and Wholesale fiber broadband customer growth of 11.4% year-over-year
•	Business and Wholesale fiber broadband ARPU of $99.98 increased 1.6% year-over-year[3]
•	Business and Wholesale fiber broadband customer churn of 1.53% compared to 1.32% in the first quarter of 2024[3]

Capital Structure

As of March 31, 2025, Frontier had total liquidity of approximately $2.6 billion, including a cash balance of $0.5 billion, capacity on its delayed draw term loan facility of $1.3 billion and available borrowing capacity on its revolving credit facility of $0.8 billion. Frontier’s net leverage ratio on March 31, 2025, was approximately 4.9x4. Frontier has no long-term debt maturities prior to 2027.

Pending Acquisition by Verizon

2 Cash capital investment includes capital expenditures and vendor financing payments for capital spend.
3 Business and Wholesale ARPU and churn methodologies exclude circuits or fiber-to-the-tower churn.
4 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

2

As previously announced, on September 4, 2024, Verizon Communications Inc. (“Verizon”) and Frontier entered into a definitive agreement (the “merger agreement”) for Verizon to acquire Frontier (the “transaction”). In light of the pending transaction, Frontier will not be hosting a conference call or providing a financial outlook.

The transaction is expected to close by the first quarter of 2026, subject to certain required regulatory approvals, and the satisfaction or waiver of the other conditions to the transaction described in the merger agreement.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses.  For more information, visit www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

3

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items,and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Management defines operating free cash flow as net cash provided from operating activities less capital expenditures, less payments on vendor financing related to capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

4

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the SEC.

Forward-Looking Statements

This release contains “forward-looking statements” related to future events, including our 2025 outlook. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, the proposed merger with Verizon (the “Merger”), future operating and financial performance, our ability to implement our growth strategy, our ability to comply with the covenants in the agreements governing our indebtedness, our capital expenditures, and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as „expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” ”will,” ”would,” or ”target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: the risk that the Merger may not be completed in a timely manner or at all;  the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the Merger, including in circumstances which would require us to pay a termination fee;  the effect of the pendency of the Merger on our ability to attract, motivate or retain key executives and employees, our ability to maintain relationships with our customers, suppliers and other business counterparties, or our operating results and business generally; risks related to the Merger diverting management’s attention from our ongoing business operations; the risk that the Company’s stock price may decline significantly if the Merger is not consummated; our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA and revenue relative to historical levels that we are unable to offset; economic uncertainty, volatility in financial markets, and rising interest rates could limit our ability to access capital or increase the cost of capital needed to fund business operations; our ability to successfully implement strategic initiatives and realize productivity improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost-effective manner; inflationary pressures on costs and potential disruptions in our supply chain, including the impact of trade tariffs. which could adversely impact our financial condition or results of operations and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; the impact of laws and regulations relating to the handling of privacy and data protection; competition from cable, wireless carriers, satellite providers, wireline carriers, fiber “overbuilders” and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to retain or attract new customers and to maintain relationships with existing customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all; the effects of changes in the availability of and requirements of receiving federal and state universal service funding, grants or other subsidies and our ability to obtain future subsidies; our ability to comply with applicable CAF II and RDOF requirements and the risk of discontinuance of funding,  penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation or government investigations and potentially unfavorable results from current pending and future litigation or investigations; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics or regulatory requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, the imposition of trade tariffs or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, natural disasters, economic or political instability, terrorist attacks and wars, including the ongoing war in Ukraine and the Israel–Hamas war, or other adverse widespread developments; potential adverse impacts of climate change and increasingly stringent environmental laws, rules and regulations, and customer expectations and other environmental liabilities; potential adverse impacts from natural disasters, wildfires and other severe weather events impacting our network, operations and customer base in certain markets; market overhang due to substantial common stock holdings by our former creditors; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the SEC, including our most recent report on Form 10-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. We do not intend, nor do we undertake any duty, to update any forward-looking statements.

5

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the three months ended	For the three months ended
	March 31,	March 31,
($ in millions and shares in thousands, except per share amounts)	2025	2024

Statements of Operations Data
Revenue	$1,511	$1,462

Operating expenses:
Cost of service	521	522
Selling, general, and administrative expenses	433	428
Depreciation and amortization	445	388
Restructuring costs and other charges	36	34
Total operating expenses	1,435	1,372

Operating income	76	90

Investment and other income, net	49	112
Interest expense	(200)	(199)

Income (loss) before income taxes	(75)	3
Income tax expense (benefit)	(11)	2
Net income (loss)	$(64)	$1

Weighted average shares outstanding - basic	249,830	246,301
Weighted average shares outstanding - diluted	249,830	247,040

Basic net earnings (loss) per common share	$(0.26)	$0.00
Diluted net earnings (loss) per common share	$(0.26)	$0.00

Other Financial Data:
Capital expenditures	$757	$666

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the quarter ended
	March 31,	December 31,	March 31,
($ in millions)	2025	2024	2024

Selected Statement of Income Data
Revenue:
Data and Internet services	$1,049	$1,029	$947
Voice services	290	297	321
Video services	74	79	94
Other	82	85	84
Revenue from contracts with customers	1,495	1,490	1,446
Subsidy and other revenue	16	16	16
Total revenue	$1,511	$1,506	$1,462

Other Financial Data
Revenue:
Consumer	$813	$798	$787
Business and wholesale	682	692	659
Revenue from contracts with customers	$1,495	$1,490	$1,446

Fiber	$913	$890	$805
Copper	582	600	641
Revenue from contracts with customers	$1,495	$1,490	$1,446

Frontier Communications Parent, Inc.
Unaudited Operating Data

	As of and for the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024

Broadband customer metrics (1)
Broadband customers (in thousands)	3,153	3,094	2,974
Net customer additions	59	37	31

Consumer customer metrics
Customers (in thousands)	3,232	3,193	3,140
Net customer additions	39	17	11
Average monthly consumer revenue per customer	$84.40	$83.58	$83.65
Customer monthly churn	1.51%	1.68%	1.47%

Employees	12,738	13,025	13,227

(1) Amounts presented include related metrics for our wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

($ in millions)	March 31, 2025		December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$506		$750
Accounts receivable, net	416		379
Other current assets	160		131
Total current assets	1,082		1,260

Property, plant and equipment, net	16,221		15,678
Other assets	3,595		3,676
Total assets	$20,898		$20,614

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$10		$10
Accounts payable and other current liabilities	2,588		2,279
Total current liabilities	2,598		2,289

Deferred income taxes and other liabilities	1,790		1,833
Long-term debt	11,633		11,551
Equity	4,877		4,941
Total liabilities and equity	$20,898		$20,614

	As of
	March 31, 2025
Leverage Ratio
Numerator:
Long-term debt due within one year	$10
Long-term debt	11,633
Total debt	$11,643
Less: Cash and cash equivalents	(506)
Net debt	$11,137

Denominator:
Adjusted EBITDA - last 4 quarters	$2,287

Net Leverage Ratio	4.9	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the year ended
	March 31, 2025	March 31, 2024
($ in millions)

Cash flows provided from (used by) operating activities:
Net (loss) income	$(64)	$1
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	445	388
Pension/OPEB special termination benefit enhancements	-	7
Stock-based compensation	15	26
Amortization of premium	(5)	(5)
Bad debt expense	11	9
Other adjustments	5	4
Deferred income taxes	(12)	-
Change in accounts receivable	(48)	(9)
Change in long-term pension and other postretirement liabilities	(66)	(146)
Change in accounts payable and other liabilities	222	27
Change in prepaid expenses, income taxes, and other assets	16	33
Net cash provided from operating activities	519	335

Cash flows provided from (used by) investing activities:
Capital expenditures	(757)	(666)
Sale of short-term investments (1)	-	850
Proceeds on sale of assets	1	-
Other	-	2
Net cash provided from (used by) investing activities	(756)	186

Cash flows provided from (used by) financing activities:
Long-term debt payments	-	(4)
Proceeds from long-term debt borrowings	100	-
Payments of vendor financing	(16)	(363)
Financing costs paid	(17)	-
Finance lease obligation payments	(10)	(7)
Taxes paid on behalf of employees for shares withheld	(10)	(43)
Other	(2)	(6)
Net cash provided from (used by) financing activities	45	(423)

Increase (Decrease) in cash, cash equivalents, and restricted cash	(192)	98
Cash, cash equivalents, and restricted cash at the beginning of the period	911	1,239

Cash, cash equivalents, and restricted cash at the end of the period	$719	$1,337

Supplemental cash flow information:
Cash paid during the period for:
Interest	$141	$149
Income tax refund, net	$-	$13

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A
Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended
	March 31,	December 31,	March 31,
($ in millions)	2025	2024	2024

Net income (loss)	$(64)	$(118)	$1
Add back (subtract):
Income tax expense (benefit)	(11)	(11)	2
Interest expense	200	203	199
Investment and other income (loss), net	(49)	12	(112)
Operating income	76	86	90
Depreciation and amortization	445	429	388
EBITDA	$521	$515	$478

Add back:
Pension/OPEB expense	$8	$10	$9
Restructuring costs and other charges	36	36	34
Stock-based compensation	15	14	26
Storm-related costs	3	20	-
Adjusted EBITDA	$583	$595	$547

EBITDA margin	34.5%	34.2%	32.7%
Adjusted EBITDA margin	38.6%	39.5%	37.4%

Free Cash Flow
Net cash provided from operating activities	$519	$294	$335
Capital expenditures	(757)	(792)	(666)
Payment of vendor financing- capital expenditures	(16)	(48)	(363)
Operating free cash flow	$(254)	$(546)	$(694)

SCHEDULE B
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended
	March 31,	December 31,	March 31,
($ in millions)	2025	2024	2024
Adjusted Operating Expenses

Total operating expenses	$1,435	$1,420	$1,372

Subtract:
Depreciation and amortization	445	429	388
Pension/OPEB expense	8	10	9
Restructuring costs and other charges	36	36	34
Stock-based compensation	15	14	26
Storm-related costs	3	20	-
Adjusted operating expenses	$928	$911	$915

SCHEDULE C
Frontier Communications Parent, Inc.
Selected Financial and Operating Data (1)
(Unaudited)

		As of or for the quarter ended
		March 31, 2025	December 31, 2024	March 31, 2024

Broadband Revenue ($ in millions)
Total Company	Fiber	$514	$478	$414
	Copper	129	138	155
	Total	$643	$616	$569

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		8.1	7.8	6.8

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		46.9%	46.2%	44.9%
Total Fiber Penetration		30.7%	30.6%	30.7%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	2,352	2,249	1,963
	Copper	571	612	771
	Total	2,923	2,861	2,734

Business + Wholesale (2)	Fiber	147	143	132
	Copper	83	90	108
	Total	230	233	240

Broadband Net Adds (in thousands)
Consumer	Fiber	103	92	85
	Copper	(41)	(54)	(51)
	Total	62	38	34

Business + Wholesale (2)	Fiber	4	5	3
	Copper	(7)	(6)	(6)
	Total	(3)	(1)	(3)

Broadband Churn
Consumer	Fiber	1.20%	1.31%	1.24%
	Copper	2.06%	2.54%	1.93%
	Total	1.38%	1.59%	1.45%

Business + Wholesale (2)	Fiber	1.53%	1.31%	1.32%
	Copper	2.45%	2.09%	2.01%
	Total	1.88%	1.62%	1.64%
Broadband ARPU
Consumer	Fiber	$68.21	$65.98	$65.18
	Copper	62.39	62.12	56.16
	Total	$67.02	$65.11	$62.53

Business + Wholesale (2)	Fiber	$99.98	$100.08	$98.40
	Copper	71.32	64.94	60.81
	Total	$89.25	$86.09	$81.07

(1) Certain operational metrics, including passings, penetration, Base Fiber penetration, ARPU and churn are defined in the accompanying Trending Schedule available at Frontier’s website https://investor.frontier.com.
(2) Business + Wholesale customers include our small, medium business, larger enterprise (SME) customers and wholesale subscribers.